                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A
                                  AMENDMENT NO.1
                                      to
                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                September 11, 1998
                                 (Date of Report)

                                  June 26, 1998
                         (Date of earliest event reported)

                             ANALYTICAL SURVEYS, INC.
            (Exact name of registrant as specified in its charter)

                                    COLORADO
                           (State of incorporation)

                                    0-13111
                           (Commission File Number)

                                  084-846389
                     (IRS Employer Identification No.)

                          941 North Meridian Street
                         Indianapolis, Indiana 46204
                  (Address of principal executive offices)

                               (317)-634-1000
                        (Registrant's telephone number)

Item 7. Financial Statements and Exhibits

Analytical Surveys, Inc. (the "Company") acquired the outstanding stock of Cartotech, Inc., San Antonio, Texas, on June 26, 1998. The Company filed a Current Report on form 8-K dated June 26, 1998 to report the transaction.
This amendment number 1 to Current Report on Form 8-K dated June 26, 1998 presents the audited financial statements of Cartotech, Inc. for the two years ended December 31, 1997, unaudited interim financial statement for the five months ended May 31, 1998, and unaudited pro forma financial information.

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Cartotech, Inc.:

We have audited the accompanying balance sheets of Cartotech, Inc. (a Texas corporation), as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cartotech, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




San Antonio, Texas
March 27, 1998

                                   CARTOTECH, INC.


                                   BALANCE SHEETS


                                                                                          December 31
                                                                     May 31,     ----------------------------
                             ASSETS                                   1998            1997             1996
                             ------                              ------------    -----------      -----------
                                                                  (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                     $   74,608      $   265,538      $   537,949
   Accounts receivable, net of allowance of $0 for 1997 and
     1996                                                         2,864,005        3,233,448        2,811,195
   Inventories, net                                                  10,291           65,941           53,199
   Prepaid expenses and other                                       207,676           80,444           43,214
   Deferred tax assets                                              155,300          155,300          150,300
                                                                 ----------      -----------      -----------

        Total current assets                                      3,311,880        3,800,671        3,595,857
                                                                 ----------      -----------      -----------

INVESTMENT IN CONIC SYSTEMS, INC.                                   863,388          910,997            -
                                                                 ----------      -----------      -----------
PROPERTY AND EQUIPMENT:
   Software                                                       1,092,698        1,054,549          639,700
   Machinery and equipment                                        2,498,202        2,345,700        1,715,209
   Furniture and fixtures                                           295,171          287,133          251,919
   Leasehold improvements                                           394,938          389,166          303,045
                                                                 ----------      -----------      -----------

                                                                  4,281,009        4,076,548        2,909,873
   Less- Accumulated depreciation and amortization               (2,667,786)      (2,355,499)      (1,760,571)
                                                                 ----------      -----------      -----------

                                                                  1,613,223        1,721,049        1,149,302
                                                                 ----------      -----------      -----------
                                                                 $5,788,491       $6,432,717       $4,745,159
                                                                 ----------      -----------      -----------
                                                                 ----------      -----------      -----------

      The accompanying notes are an integral part of these financial statements.

                                  CARTOTECH, INC.


                                   BALANCE SHEETS


                      LIABILITIES AND                               May 31,                 December 31
                    STOCKHOLDERS' EQUITY                             1998              1997             1996
                                                                 ----------      -----------      -----------
                                                                 (Unaudited)
CURRENT LIABILITIES:
   Current maturities of notes payable due stockholders          $   73,159      $    89,910      $   143,159
   Current maturities of long-term debt                             482,635          208,176          552,778
   Accounts payable                                                 300,191          238,460          385,372
   Accrued payroll and benefits                                     717,308          866,072          535,732
   Other accrued liabilities                                              -           73,516          105,339
   Income taxes payable                                              66,458          106,445          342,294
   Deferred revenue                                                 364,448        1,436,295          361,682
                                                                 ----------      -----------      -----------

     Total current liabilities                                    2,004,199        3,018,874        2,426,356
                                                                 ----------      -----------      -----------

NOTES PAYABLE DUE STOCKHOLDERS, less
   current maturities                                               438,956          475,534          795,791
                                                                 ----------      -----------      -----------

LONG-TERM DEBT, less current maturities                             548,570          611,063          449,505
                                                                 ----------      -----------      -----------

DEFERRED TAX LIABILITY, net                                          51,500           51,500           25,300
                                                                 ----------      -----------      -----------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par, 1,000,000 shares authorized,
     157,100 and 187,900 shares issued as of
     December 31,1997 and 1996, respectively                          1,571            1,571            1,879
   Additional paid-in capital                                     1,379,976        1,379,976        1,517,739
   Retained earnings                                              2,555,749        2,177,535          867,093
   Treasury stock, 281 common shares, at cost                         -                -             (178,221)
   Unearned ESOP stock                                           (1,192,030)      (1,283,336)      (1,160,283)
                                                                 ----------      -----------      -----------

     Total stockholders' equity                                   2,745,266        2,275,746        1,048,207
                                                                 ----------      -----------      -----------

                                                                 $5,788,491      $ 6,432,717      $ 4,745,159
                                                                 ----------      -----------      -----------
                                                                 ----------      -----------      -----------


      The accompanying notes are an integral part of these financial statements.

                                   CARTOTECH, INC.


                               STATEMENTS OF OPERATIONS


                                                                    For the Five Months                 For the Year Ended
                                                                        Ended May 31                       December 31
                                                                 ---------------------------      ----------------------------
                                                                   1998              1997             1997             1996
                                                                 ----------      -----------      -----------      -----------
                                                                         (Unaudited)

SALES                                                            $6,269,004      $ 5,463,715      $14,566,904      $11,130,821

COST OF SALES                                                     4,572,476        3,477,065        9,362,187        7,220,100
                                                                 ----------      -----------      -----------      -----------

     Gross profit                                                 1,696,528        1,986,650        5,204,717        3,910,721
                                                                 ----------      -----------      -----------      -----------
OPERATING EXPENSES:
   Selling                                                          402,623          427,672        1,075,152          835,787
   Research and development (Note 2)                                  -              162,863          217,542          267,390
   General and administrative                                       431,311          321,038        1,138,058          687,859
                                                                 ----------      -----------      -----------      -----------

     Total operating expenses                                       833,934          911,573        2,430,752        1,791,036
                                                                 ----------      -----------      -----------      -----------

INCOME FROM OPERATIONS                                              862,594        1,075,077        2,773,965        2,119,685
                                                                 ----------      -----------      -----------      -----------

OTHER EXPENSES:
   Interest, net                                                     53,117           45,141          106,301          207,685
   Other, net                                                        (3,260)         (25,669)          (8,701)          32,846
                                                                 ----------      -----------      -----------      -----------

     Total other expenses                                            49,857           19,472           97,600          240,531
                                                                 ----------      -----------      -----------      -----------

EQUITY IN NET LOSS OF CONIC SYSTEMS, INC.                           147,609           66,988          301,448            -
                                                                 ----------      -----------      -----------      -----------

INCOME BEFORE INCOME TAXES                                          665,128          988,617        2,374,917        1,879,154

INCOME TAX (PROVISION) BENEFIT:
   Current-
    Federal                                                        (211,140)        (389,871)        (918,300)        (672,194)
    State                                                           (75,774)         (33,251)        (124,975)         (67,519)
   Deferred-
    Federal                                                           -                -              (19,500)         115,000
    State                                                             -                -               (1,700)          10,000
                                                                 ----------      -----------      -----------      -----------

NET INCOME                                                       $  378,214      $   565,495      $ 1,310,442      $ 1,264,441
                                                                 ----------      -----------      -----------      -----------
                                                                 ----------      -----------      -----------      -----------

EARNINGS PER COMMON SHARE -- BASIC                                 $ 2.41           $ 3.58          $  8.32          $  7.91
   (See Note 3)                                                    ------           ------          -------          -------
                                                                   ------           ------          -------          -------

EARNINGS PER COMMON SHARE -- DILUTED                               $ 2.34           $ 3.58          $  8.13          $  7.91
   (See Note 3)                                                    ------           ------          -------          -------
                                                                   ------           ------          -------          -------



      The accompanying notes are an integral part of these financial statements.

                                   CARTOTECH, INC.


                          STATEMENTS OF STOCKHOLDERS' EQUITY

                    FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                           Common Stock                    Treasury Stock
                                                   ---------------------------         -------------------------
                                                     Shares           Amount            Shares          Amount
                                                   ----------      -----------         --------      -----------
BALANCE, December 31, 1995                            187,900        $   1,879           28,100        $(178,221)
   Purchase of unearned ESOP stock                       -                -                -                -
   Release of ESOP stock                                 -                -                -                -
   Net income                                            -                -                -                -
                                                      -------        ---------         --------        ---------

BALANCE, December 31, 1996                            187,900            1,879           28,100         (178,221)
   Treasury stock purchase                               -                -               2,700         (160,218)
   Retirement of treasury stock                       (30,800)            (308)         (30,800)         338,439
   Purchase of unearned ESOP stock                       -                -                -                -
   Release of ESOP stock                                 -                -                -                -
   Net income                                            -                -                -                -
                                                      -------        ---------         --------        ---------

BALANCE, December 31, 1997                            157,100        $   1,571             -            $   -
                                                      -------        ---------         --------        ---------
                                                      -------        ---------         --------        ---------

                                                                             Additional        Retained           Total
                                                Unearned ESOP Stock           Paid-In          Earnings       Stockholders'
                                              Shares          Amount          Capital          (Deficit)         Equity
                                            ----------      ------------     -----------      ------------    -------------
BALANCE, December 31, 1995                      45,300      $(1,161,681)     $ 1,517,739      $  (397,348)    $ (217,632)
  Purchase of unearned ESOP stock                3,400         (125,960)            -                -          (125,960)
  Release of ESOP stock                         (4,913)         127,358             -                -           127,358
  Net income                                      -                -                -           1,264,441      1,264,441
                                                ------      -----------      -----------      -----------     ----------

BALANCE, December 31, 1996                      43,787       (1,160,283)      1,517,739,          867,093      1,048,207
   Treasury stock purchase                        -                -                -                -          (160,218)
   Retirement of treasury stock                   -                -            (338,131)            -              -
   Purchase of unearned ESOP stock               3,300         (280,763)           -                 -          (280,763)
   Release of ESOP stock                        (5,590)         157,710          200,368             -           358,078
   Net income                                     -                -                -           1,310,442      1,310,442
                                                ------      -----------      -----------      -----------     ----------

BALANCE, December 31, 1997                      41,497      $(1,283,336)     $ 1,379,976      $ 2,177,535     $2,275,746
                                                ------      -----------      -----------      -----------     ----------
                                                ------      -----------      -----------      -----------     ----------


   The accompanying notes are an integral part of these financial statements.

                                    CARTOTECH, INC.


                               STATEMENTS OF CASH FLOWS


                                                                       For the Five Months              For the Year Ended
                                                                          Ended May 31                     December 31
                                                                 ---------------------------      ----------------------------
                                                                      1998            1997            1997              1996
                                                                 ----------      -----------      -----------      -----------
                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $  378,214      $   565,495      $ 1,310,442      $ 1,264,441
   Adjustments to reconcile net income to net cash
    provided by operating activities-
     Depreciation and amortization                                  312,287          199,616          606,407          375,700
     Release of ESOP stock                                           91,306           61,814          358,078          127,358
     Deferred income tax benefit                                      -                -               21,200         (125,000)
     Equity in net loss of Conic Systems, Inc.                      147,609           66,988          301,448            -
     (Increase) decrease in current assets-
       Accounts receivable                                          369,443           58,662         (422,253)        (472,524)
       Inventories, net                                              55,650          (89,090)         (12,742)         (17,635)
       Prepaid expenses and other                                  (127,232)         (54,536)         (37,230)          (6,611)
       Federal income tax receivable                                  -                -                -               31,400
     Increase (decrease) in current liabilities-
       Accounts payable                                              61,731         (248,449)        (146,912)         (33,597)
       Accrued payroll and benefits                                (148,764)          55,458          330,340          210,783
       Other accrued liabilities                                    (73,516)          66,827          (31,823)         (24,218)
       Income taxes payable                                         (39,987)         (61,756)        (235,849)         342,294
       Deferred revenue                                          (1,071,847)         748,856        1,074,613           72,401
                                                                 ----------      -----------      -----------      -----------

     Net cash provided by operating activities                      (45,106)       1,369,885        3,115,719        1,744,792
                                                                 ----------      -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                             (204,461)        (423,057)      (1,251,482)        (776,044)
   Cash paid for investment in Conic Systems, Inc.                 (100,000)        (500,000)      (1,139,117)           -
                                                                 ----------      -----------      -----------      -----------

     Net cash used in investing activities                         (304,461)        (923,057)      (2,390,599)        (776,044)
                                                                 ----------      -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of unearned ESOP stock                                    -                -             (280,763)        (125,960)
   Proceeds from issuance of long-term debt                         448,000            -              280,763          204,608
   Proceeds from issuance of notes payable due
    stockholders                                                      -              111,510          160,218           25,000
   Payments on long-term debt                                      (236,034)        (364,252)        (463,807)        (210,525)
   Payments on notes payable due stockholders                       (53,329)        (105,795)        (533,724)        (369,859)
   Purchase of treasury stock                                         -             (111,510)        (160,218)           -
                                                                 ----------      -----------      -----------      -----------

     Net cash used in financing activities                          158,637         (470,047)        (997,531)        (476,736)
                                                                 ----------      -----------      -----------      -----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                 (190,930)         (23,219)        (272,411)         492,012

CASH AND CASH EQUIVALENTS, beginning
   of period                                                        265,538          537,949          537,949           45,937
                                                                 ----------      -----------      -----------      -----------
CASH AND CASH EQUIVALENTS,
   end of period                                                 $   74,608      $   514,730      $   265,538      $   537,949
                                                                 ----------      -----------      -----------      -----------
                                                                 ----------      -----------      -----------      -----------


                                                        For the Five Months              For the Year Ended
                                                          Ended May 31                      December 31
                                                 ---------------------------      ----------------------------
                                                      1998             1997            1997             1996
                                                 ----------      -----------      -----------      -----------
                                                         (Unaudited)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
   Cash paid for interest                        $   52,533      $    56,595      $   155,988      $   217,636
                                                 ----------      -----------      -----------      -----------
                                                 ----------      -----------      -----------      -----------

   Cash paid for income taxes                    $  266,000      $   466,500      $ 1,279,124      $   397,419
                                                 ----------      -----------      -----------      -----------
                                                 ----------      -----------      -----------      -----------

SUPPLEMENTAL DISCLOSURE OF NONCASH
  TRANSACTIONS:
   On March 24, 1997, the Company contributed
     $37,030 in software and $36,298 in property and equipment as part of its initial capital contribution to acquire 50 percent of the outstanding common stock of Conic Systems, Inc. (Note 4).


     The accompanying notes are an integral part of these financial statements.

                                   CARATOTECH, INC


                            NOTES TO FINANCIAL STATEMENTS


                              DECEMBER 31, 1997 AND 1996



1.   ORGANIZATION AND OPERATIONS:

Cartotech, Inc. (Cartotech or the Company), is a Texas-based corporation that provides automated mapping, facilities management and geographic information services database construction, field inventory, mobile application software products and information services to a diverse client base with primary focus on the electric and gas utilities industries. The Company's associates are skilled in geographic information services, cartography, engineering, computer science and related disciplines.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following represents a summary of Cartotech's significant accounting policies:

CASH EQUIVALENTS

Cash equivalents include highly liquid investments with a maturity of three months or less.

INVENTORIES

Inventories represent work in process which consists of material, labor and overhead and are stated at the lower of cost or market using the specific identification method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Equipment held under capital leases and leasehold improvements are amortized over the lives of the related leases or the estimated useful lives of the related assets, whichever is shorter, using the straight-line method. Expenditures for maintenance, repairs, renewals and improvements which do not significantly extend the useful life of the asset are charged to operations as incurred.

The estimated useful lives used in computing depreciation and amortization expense are as follows:


                                     Asset Life
                                   -------------
     Software                      3  -  5 years
     Machinery and equipment       2  -  5 years
     Furniture and fixtures        7  - 10 years
     Leasehold improvements        4  - 12 years

SOFTWARE RESEARCH AND DEVELOPMENT

Under the criteria set forth in Statement of Financial Accounting Standards
(SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility. The ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. After considering the above factors, the Company capitalized approximately $69,000 in costs related to software during the year ended December 31, 1996. These capitalized software costs, net of related amortization of approximately $32,000, were contributed to Conic Systems, Inc., on March 24, 1997 (Note 4).

REVENUE RECOGNITION

Cartotech accounts for long-term contracts under the percentage-of-completion method. The cumulative effects of revisions to estimated total contract costs and revenues are recorded in the period in which the facts requiring the revision become known. When a loss is anticipated on a contract, the full amount of the anticipated loss is accrued for in the period when the amount of loss can be reasonably estimated.

INCOME TAXES

Deferred tax liabilities and assets are recorded based on the enacted income tax rates which are expected to be in effect in the periods in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the deferred tax liabilities and assets. The effect of such adjustments are included in income in the period in which the tax laws or rates are changed.

SELF-INSURANCE RISK

The Company self insures its medical coverage for employees and dependents up to $15,000 per person and an annual maximum of $333,000 as of December 31, 1997. During 1997, the Company recognized approximately $215,000 in self-insurance expense. The Company's insurer will pay cumulative claims above the attachment limit of $333,000 up to $1 million. The Company believes they have adequate reserves for self-insurance as of December 31, 1997.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of common shares outstanding plus the effect of common stock equivalents, consisting of stock options, determined using the treasury stock method.

FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments at December 31, 1997 and 1996, approximate estimated fair values. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The carrying amounts of debt approximate fair value due to the variable nature of the interest rates of these instruments.

ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR YEAR
FINANCIAL STATEMENT AMOUNTS

Certain reclassifications have been made to prior year balances to conform to current year financial statement presentation.

STOCK SPLIT

The board of directors and stockholders of the Company approved a 100-to-1 stock split of the Company's common stock. All share information in the accompanying financial statements has been adjusted to give retroactive effect to the stock split.

3.   EARNINGS PER SHARE:

Earnings per share for all periods have been restated to reflect the adoption of SFAS No. 128, "Earnings Per Share," which established standards for computing and presenting earnings per share (EPS). SFAS No. 128 requires dual presentation of basic and diluted EPS on the facte of the income statement for all entities with complex capital structures. Basic EPS were computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted EPS differs from basic EPS due to the assumed conversions of potentially dilutive options that were outstanding during the period. During 1996, the exercise price per share of all outstanding options exceeded the estimated market value per shares of the Company's common stock. The following is a reconciliation of the numerators and the denominators of the basic and diluted per share computations:


                                                   For the Year Ended December 31, 1997
                                                  --------------------------------------
                                                     Income       Shares       Per Share
                                                  (Numerator) (Denominator)     Amount
                                                  ----------  ------------     ---------
BASIC EPS

Net income available to common stockholders       $1,310,442     157,485        $8.32
                                                                               ------
                                                                               ------

EFFECT OF POTENTIALLY DILUTIVE SECURITIES

Stock options                                                      3,752
                                                                 -------

DILUTED EPS

Net income available to common stockholders
  including assumed conversions                   $1,310,442     160,237        $8.13
                                                  ----------     -------        -----
                                                  ----------     -------        -----


                                                   For the Year Ended December 31, 1996
                                                  --------------------------------------
                                                     Income       Shares       Per Share
                                                  (Numerator) (Denominator)     Amount
                                                  ----------  ------------     ---------

BASIC EPS

Net income available to common stockholders       $1,264,441     159,800        $7.91
                                                                                -----
                                                                                -----

DILUTED EPS

Net income available to common stockholders       $1,264,441     159,800        $7.91
                                                  ----------     -------        -----
                                                  ----------     -------        -----

4.   INVESTMENT IN CONIC SYSTEMS, INC.:

On March 24, 1997, the Company's board of directors approved the contribution of all of Cartotech's rights, title and interest in the Outfield software and other related software applications to Conic Systems, Inc. (CSI), a Texas corporation. The Company also agreed to contribute $1.3 million and certain property and equipment to CSI. In exchange for their contributions, the Company received a 50 percent interest in the outstanding common stock of CSI and appointed three board members to the six-member CSI board of directors. The remaining
50 percent common stock interest in CSI is owned by a Gibraltar corporation which contributed 100 percent of the stock of Conic Systems, Ltd., a UK corporation. The Company's initial capital contribution consisted of the following:

                    Cash                     $1,139,117
                    Outfield software            37,030
                    Property and equipment       36,298
                                             ----------
                                             $1,212,445
                                             ----------
                                             ----------

Additionally, the Company agreed to contribute $160,884 to CSI during 1998.

The investment in CSI is accounted for under the equity method of accounting (cost, increased or decreased by the Company's share of earnings, losses, advances or distributions). Accordingly, the Company reduced its investment in CSI by $301,448, which represents the Company's 50 percent share of CSI's loss for the year ended December 31, 1997.

5.   LONG-TERM DEBT:

Long-term debt at December 31, 1997 and 1996, consisted of the following:


                                                                                    1997              1996
                                                                                -----------       -----------
  Note payable to a bank, monthly payments of principal of $4,679 plus accrued interest at prime plus .75 percent (9.25 percent at December 31,
   1997) through October 2002                                                     $271,405        $      -

  Note payable to a bank, monthly payments of principal of $4,167 plus accrued interest at prime plus .75 percent (9.25 percent and 9.0 percent
   at December 31, 1997 and 1996, respectively) through April 2005                 366,667           416,667

                                       -5-



                                                                                    1997              1996
                                                                                -----------       -----------
  Notes payable to a bank, monthly payments of accrued interest at prime plus .25 percent (8.75 percent and 8.50 percent at December 31, 1997 and 1996, respectively); principal due November 1998 ($19,233),
   December 1998 ($35,632), March 1999 ($13,956) and April 1999
   ($15,777)                                                                      $ 84,598        $  163,854

  Notes payable to a bank, monthly payments of accrued interest at prime plus .75 percent (9.0 percent at December 31, 1996); principal due
   December 1996 (paid in January 1997)                                              -               300,000

  Note payable to a bank, monthly payments of principal of $2,099 plus accrued interest at prime plus .75 percent (9.25 percent and 9.0 percent
   at December 31, 1997 and 1996, respectively) through October 2001                96,569           121,762
                                                                                  --------        ----------

                                                                                   819,239         1,002,283
                                                                                  --------        ----------
Less- Current maturities                                                           208,176           552,778
                                                                                  --------        ----------
                                                                                  --------        ----------
                                                                                  $611,063        $  449,505

Notes payable to stockholders at December 31, 1997 and 1996, consisted of the following:


                                                                                    1997              1996
                                                                                -----------       -----------
  Notes payable to two stockholders, each with quarterly payments of principal of $9,145 plus accrued interest at prime plus .625 percent
   (9.125 percent and 8.875 percent at December 31, 1997 and 1996,
   respectively) through April 2005                                               $548,694        $  621,854

  Note payable to a former stockholder, variable monthly payments of
   principal and interest at 9.25 percent through February 1998                     16,750             -

  Notes payable to stockholders, monthly payments of accrued interest at
   prime plus 1 percent (9.25 percent at December 31, 1996)                          -               317,096
                                                                                  --------        ----------
                                                                                   565,444           938,950
  Less- Current maturities                                                          89,910           143,159
                                                                                  --------        ----------

                                                                                  $475,534        $  795,791
                                                                                  --------        ----------
                                                                                  --------        ----------


At December 31, 1997, maturities of long-term debt and notes payable to stockholders by year are as follows:


                                           Due          Due
                                           Bank     Stockholders
                                        --------    ------------
     Year ending December 31-
       1998                             $208,176       $89,910
       1999                              139,109        73,159
       2000                              131,345        73,159
       2001                              127,146        73,159
       2002                               96,794        73,159
       Thereafter                        116,669       182,898
                                        --------      --------
                                        $819,239      $565,444
                                        --------      --------
                                        --------      --------

The long-term debt and notes payable are secured by equipment, accounts receivable and the outstanding stock of Cartotech and are guaranteed by Cartotech's stockholders. The carrying value of Cartotech's long-term debt and notes payable to stockholders approximates fair value. The notes payable to a bank contain restrictive covenants, which provide that, among other things, under certain circumstances the bank may accelerate the maturity of the notes. Furthermore, the covenants contain requirements for the maintenance of certain minimum working capital and tangible net worth ratios and limitations on indebtedness to parties other than the bank.

6.   INCOME TAXES:

The total income tax provision rate was different than the amount computed by applying the statutory federal income tax rate to income before taxes as follows:


                                                    December 31
                                                  ---------------
                                                  1997      1996
                                                  -----     -----
          Statutory federal income tax rate       34.0%     34.0%
          Deferred tax assets recognized             -      (4.8)
          State income tax expense, net of
            federal income tax benefit             3.4       2.1
          Equity in net loss of subsidiary         4.3         -
          Appreciation in unearned ESOP stock
            allocated                              2.9         -
          Other                                     .2       1.4
                                                  -----     -----
          Effective provision rate                44.8%     32.7%
                                                  -----     -----
                                                  -----     -----

For the years ended December 31, 1997 and 1996, deferred income taxes arose from recognizing temporary differences between certain income and expense items for income tax and financial reporting purposes. The tax effect of significant temporary differences was as follows:


                                                    December 31
                                                  ---------------
                                                 1997         1996
                                                -------     -------
   Deferred income tax asset (liability)-
     Depreciation and other                     $(14,500)   $ 11,700
     Expenses not deducted for tax purposes
     until paid                                  155,300     150,300
     ESOP contribution deducted in previous
     year                                        (37,000)    (37,000)
                                               ---------    --------
   Net deferred tax assets                      $103,800    $125,000
                                               ---------    --------
                                               ---------    --------

7.   COMMITMENTS:

Cartotech leases office space under various operating lease agreements. Total rental expense for all operating leases was approximately $206,000 and $198,000 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments under noncancelable operating leases are approximately as follows:


     Years ending December 31-
          1998                                 $  225,000
          1999                                    218,000
          2000                                    222,000
          2001                                    235,000
          2002                                    188,000
                                                ---------
        Total future minimum lease payments    $1,088,000
                                               ----------
                                               ----------

8.   MAJOR CUSTOMERS:

The Company's customers consist primarily of large utility companies as well as organizations in the public sector. As such, bad debt expense has historically been minimal. Approximately 61 percent of Cartotech's total sales in 1997 was generated from services performed for two major customers (46 percent and 15 percent). In 1996, approximately 55 percent of Cartotech's total sales was generated from services performed for one major customer.

9.   RELATED PARTIES:

In 1995, in connection with the establishment of the ESOP (Note 10), two stockholders loaned the Company approximately $366,000 each. These notes payable are classified as notes payable due stockholders in the accompanying financial statements.


10.  EMPLOYEE 401(k) PLAN, EMPLOYEE
     STOCK OWNERSHIP PLAN (ESOP)
     AND SUPPLEMENTAL EXECUTIVE
     RETIREMENT PLAN:

During 1994, Cartotech established an Employee Stock Ownership Plan (ESOP) and a related trust as a long-term benefit for employees who have reached age 21 and have completed one year of service. Under this plan, the ESOP will authorize the trust to purchase up to 51 percent of Cartotech's outstanding common stock over an 11-year period.

In 1995, Cartotech borrowed approximately $1,232,000 to provide loans to the ESOP to fund the initial purchase of the Company's stock. The borrowing was comprised of $500,000 payable to a bank and $732,000 payable to two stockholders. With this borrowing, the ESOP purchased 30 percent of Cartotech's outstanding stock. Thereafter, the ESOP has the option to purchase 2.1 percent of the Company's outstanding stock each year over a period of 10 years.

The initial purchase of the shares was recorded by the Company as a charge to unearned ESOP stock of approximately $1,232,000. The related borrowings are recorded in the Company's financial statements as notes payable. In 1997 and 1996, respectively, the ESOP purchased a 2.1 percent increment of common stock for approximately $281,000 and $126,000 with proceeds from a note payable to a bank.

The Company makes annual contributions to the ESOP equal to the ESOP's debt service less any dividends received by the ESOP. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Option Plans." Accordingly, the debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares in the accompanying balance sheets. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares. The Company made principal payments of $157,710 and $127,358 on its ESOP related borrowings for the years ended December 31, 1997 and 1996, respectively. As debt payments were made, unearned ESOP shares were released. The Company recorded compensation expense of $358,078 and $127,358 during 1997 and 1996, respectively, related to the ESOP. Additionally, as a result of recording the associated compensation expense based upon current market valuations, additional paid-in capital was increased by $200,368 during 1997. The Company utilized the services of a third-party appraiser to determine the market valuations.

Individual accounts are maintained for each participant in the plan. These accounts are separated into three different types of accounts: Company Stock Account, Other Investments Account and Salary Deferral Account. The Company Stock Account is a participant account which is credited with the participant's allocated share of Company stock purchased and paid by the trust or contributed in-kind by the Company. This account will also receive allocations of participant's shares, if any, of employer matching contributions made in Company stock in connection with the Company's 401(k) plan, beginning on or after January 1, 1995.

The Other Investments Account is a participant account which is credited (or debited) with the participant's share of net income (loss) of the employer contributions and forfeitures in other than Company stock, and will be debited for payments made for purchases of Company stock or for repayment of debt (including principal and interest) incurred for purchase of Company stock. The Salary Deferral Account is a 401(k) plan participant account which is credited with the amount of salary which is deferred by an employee in connection with the Company's 401(k) plan.

The Company provides a 401(k) profit-sharing plan for all employees who have reached age 21 and have completed one year of service. Employees may choose to save up to 15 percent of salary income on a pretax basis, subject to certain IRS limits. The Company matches a percent of employee contributions, as determined by the board of directors. Effective January 1, 1995, employer matching contributions shall be allocated to a participant's Other Investments Account or Company Stock Account. Employer matching contributions were approximately $44,300 and $23,300 for the years ended December 31, 1997 and 1996, respectively.

On December 15, 1997, the board of directors of the Company adopted the Supplemental Executive Retirement Plan (the SERP) to provide for supplemental executive retirement benefits to make up for amounts the chairman of the board would have been entitled to receive had it not been for restrictions under
Section 409(n) of the Internal Revenue Service Code regarding participation in the Company's 401(k) Plan and ESOP. Accordingly, the Company recorded $76,500 in general and administrative expenses related to the SERP for the year ended December 31, 1997, in the accompanying financial statements.

11.  STOCK OPTIONS:

In 1996, the Company adopted the Cartotech, Inc. 1996 Stock Option Plan (the
Plan), which provides for the granting of incentive stock options at the current market prices to key employees. The Company has reserved 17,455 shares of common stock for issuance in accordance with the Plan. Stock options vest pursuant to the individual stock option agreements with unexercised options expiring 10 years from the date of grant. The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," but has elected to continue to account for employee stock-based compensation under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recognized for options granted to employees as the exercise price is equal to the market price of the underlying stock at the date of grant.

Under the Plan, in 1996, certain key employees were granted 12,000 stock options exercisable at $60.36, with 8,050 vesting immediately, 3,500 vesting in 1997 and 450 vesting in 1998. In January and December 1997, certain key employees were granted 1,000 and 1,500 shares, respectively, exercisable at $60.36 per share and $85.08 per share, respectively. The January 1997 grants vested at grant date, while 73 percent of the December 1997 grants vested in 1997 and 27 percent will vest in 1998.

A summary of the status of the Company's stock option plan for the years ended December 31, 1997 and 1996, and changes during the periods ended on those dates is presented below:


                                                 December 31, 1997    December 31, 1996
                                                --------------------  ------------------
                                                            Weighted             Weighted
                                                            Average              Average
                                                            Exercise             Exercise
                                                  Options    Price    Options    Price
                                                  -------   --------  --------  --------
     Outstanding, beginning of period             12,000    $60.36        -     $   -
        Granted                                    2,500     75.19    12,000    60.36
        Exercised                                     -         -         -         -
        Forfeited                                     -         -         -         -
                                                  ------    ------    ------    ------

     Outstanding, end of period                   14,500    $62.92    12,000    $60.36
                                                  ------    ------    ------    ------
                                                  ------    ------    ------    ------

     Options exercisable at end of period         13,650    $62.35    8,050     $60.36
                                                  ------    ------    ------    ------
                                                  ------    ------    ------    ------
     Weighted average grant date fair value per
        option for options granted during the
        period                                              $31.65              $25.55
                                                            ------              ------
                                                            ------              ------

The following table summarizes information about the Company's stock options outstanding at December 31, 1997:


                                 Options Outstanding                     Options Exercisable
                     ------------------------------------------      ----------------------------
                                       Weighted        Weighted         Number           Weighted
                                       Average         Average       Exercisable at      Average
                       Number         Remaining        Exercise      December 31,        Exercise
   Exercise Prices   Outstanding   Contractual Life     Price            1997             Price
   ---------------   -----------   ----------------    --------      --------------      --------
        $60.36         13,000          9.0 years       $60.36           12,550            $60.36
        $85.08          1,500         10.0 years       $85.08            1,100            $85.08
                       ------                                           ------
                       14,500          9.1 years       $62.92           13,650            $62.35
                       ------                                           ------
                       ------                                           ------


Had compensation expense for the Company's stock-based compensation plans been determined based on the fair value at the grant date for awards under this plan consistent with the method prescribed by FAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                 Year Ended
                                      ---------------------------------
                                      December 31,         December 31,
                                          1997                 1996
                                      ------------         ------------
      Net income, as reported           $1,310,442           $1,264,441
                                        ----------           ----------
                                        ----------           ----------
      Net income, pro forma             $1,167,274           $1,128,678
                                        ----------           ----------
                                        ----------           ----------

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1997:


      Year ended December 31, 1997-
        Expected dividend yield                      0%
        Risk-free interest rate                 5.8% - 6.6%
        Expected life of options                  10 years

Analytical Surveys, Inc.
Pro Forma Statement of Operations
Pro Forma Year ended September 30, 1997


                                                 Analytical                   Pro Forma       Pro Forma
                                                 Surveys        Cartotech     Adjustments     Combined
                                                 ----------     ---------     -----------     ---------
Sales                                              40,799        14,567                        55,366

Costs and Expenses
  Salaries, wages and related benefits             19,792         9,733           (442)(a)     29,083
  Subcontractor costs                               5,899           520                         6,419
  Other general and administrative                  7,115           934                         8,049
  Depreciation and amortization                     1,780           606            934(a)       3,320
                                                   ------        ------        -------         ------
                                                   34,586        11,793            492         46,871
                                                   ------        ------        -------         ------
Earnings from operations                            6,213         2,774           (492)         8,495
                                                   ------        ------        -------         ------
Other (income) expense
  Interest expense, net                               722           106            615(a)       1,443
  Other                                                (2)           (9)                          (11)
                                                   ------        ------        -------         ------
                                                      720            97            615          1,432
                                                   ------        ------        -------         ------
                                                    5,493         2,677         (1,107)         7,063

Equity in net loss of Conic Systems, Inc.                           302           (302)(b)          0
                                                   ------        ------        -------         ------
Earnings before income taxes                        5,493         2,375           (805)         7,063
Income tax expense                                  2,112         1,064            (66)(c)      3,110
                                                   ------        ------        -------         ------
Net earnings                                        3,381         1,311           (739)         3,953
                                                   ------        ------        -------         ------
                                                   ------        ------        -------         ------

Earnings per common share
  Basic                                              0.69                                        0.75
  Diluted                                            0.61                                        0.67

Weighted average common shares outstanding
  Basic                                             4,889                          354(d)       5,243
  Diluted                                           5,562                          354(d)       5,916


Analytical Surveys, Inc.
Pro Forma Statement of Operations
Pro Forma Nine Months ended June 30, 1998


                                                 Analytical                   Pro Forma       Pro Forma
                                                 Surveys        Cartotech     Adjustments     Combined
                                                 ----------     ---------     -----------     ---------
Sales                                              24,643        11,459                        36,102

Costs and Expenses
  Salaries, wages and related benefits             11,524         8,040           (435)(a)     19,129
  Subcontractor costs                               4,419           488                         4,907
  Other general and administrative                  4,029           882                         4,911
  Depreciation and amortization                       973           583            700(a)       2,256
                                                   ------        ------        -------         ------
                                                   20,945         9,993            265         31,203
                                                   ------        ------        -------         ------
Earnings from operations                            3,698         1,466           (265)         4,899
                                                   ------        ------        -------         ------
Other (income) expense
  Interest expense, net                               382            71            383(a)         836
  Other                                                (8)          110                           102
                                                   ------        ------        -------         ------
                                                      374           181            383            938
                                                   ------        ------        -------         ------
                                                    3,324         1,285           (848)         3,961

Merger related costs                                                490           (490)(b)          0
Equity in net loss of Conic Systems, Inc.                           496           (496)(b)          0
                                                   ------        ------        -------         ------
Earnings before income taxes                        3,324           299            338          3,961
Income tax expense                                  1,267           643           (118)(c)      1,792
                                                   ------        ------        -------         ------
Net earnings                                        2,057          (344)           456          2,169
                                                   ------        ------        -------         ------
                                                   ------        ------        -------         ------

Earnings per common share
  Basic                                              0.41                                        0.41
  Diluted                                            0.39                                        0.39

Weighted average common shares outstanding
  Basic                                             4,978                          354(d)       5,332
  Diluted                                           5,260                          354(d)       5,614


ANALYTICAL SURVEYS, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On June 26, 1998, Analytical Surveys, Inc. ("the Company") acquired all of the outstanding stock of Cartotech, Inc. ("Cartotech"). The transaction was accounted for as a purchase. The unaudited pro forma statements of operations do not purport to be indicative of the results of operations had the acquisition been consummated on October 1, 1996. Purchase and pro forma adjustments are described below.

The unaudited balance sheet at June 30, 1998 included in the Company's quarterly report on Form 10-Q dated June 30, 1998 includes the accounts of Cartotech, therefore no Proforma balance sheet is provided.

The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1997 gives effect to the acquisition as if the transaction occurred on October 1, 1996. The historical results of operations of Cartotech's fiscal year ended December 31, 1997 were combined with the historical results of operations for the year ended September 30, 1997 of Analytical Surveys, Inc.

The Unaudited Pro Forma Statement of Operations for the nine months ended June 30, 1998 also gives effect to the acquisition as if the transaction occurred on October 1, 1996. The unaudited results of operations of Cartotech for its nine months ended June 30, 1998 were combined with the unaudited results of operations for the nine months ended June 30, 1998 of Analytical Surveys, Inc.

Pro forma adjustments:

The following pro forma adjustments to the results of operations are reflected in the pro forma financial statements and are referenced by the letter indicated

     (a) Pro Forma adjustments to Statements of Operations

The combined historical results of operations were adjusted to exclude the expenses of Cartotech's Employee Stock Ownership Plan (ESOP) and its Supplemental Executive Retirement Plan (SERP), both of which are discontinued.

The combined historical results of operations also were adjusted to reflect the amortization of the increased goodwill and the interest expense incurred on the added term debt.

     (b) Non-recurring Items

Non-recurring items include merger related costs and Cartotech's share of losses incurred by its joint venture, Conic Systems, Inc. which was not acquired. The pro forma statements of operations were adjusted to exclude both of these items.

     (c) Income taxes

The pro forma statements of operations were adjusted for the tax effects of the additional interest expense. The additional goodwill related to the Cartotech acquisition is not deductible for income tax purposes. The merger related costs and Conic losses also are not deductible for income tax purposes.

     (d) Average Common Stock Outstanding

The number of shares outstanding were increased to reflect the shares issued to the seller and earnings per share were calculated using the increased number of shares outstanding.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Analytical Surveys, Inc.

Date: September 14, 1998               by: /s/ Scott C. Benger
      ------------------                   Secretary/Treasurer